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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported):  August 28, 1995



                               CIRCON CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                      0-12025                  95-3079904
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)




                             6500 HOLLISTER AVENUE
                        SANTA BARBARA, CALIFORNIA 93117
                    (Address of principal executive offices)


                                 (805) 685-5100
              (Registrant's telephone number, including area code)
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ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS.

                 On August 28, 1995, the Registrant completed the acquisition of Cabot Medical Corporation, a New Jersey corporation ("Cabot"), through a merger (a "Merger") of Circon Sub Corp., a New Jersey corporation and wholly-owned subsidiary of the Registrant ("Sub"), with and into Cabot, pursuant to an Amended and Restated Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of July 10, 1995, by and among the Registrant, Sub and Cabot. As a result of the Merger, Cabot became a wholly-owned subsidiary of the Registrant. The Merger was effected by the filing of a Certificate of Merger with the New Jersey Secretary of State on August 28, 1995.

                 The Registrant designs, manufactures and markets endoscope, video and electrosurgery systems for diagnosis and minimally invasive surgery. The Registrant's products are used in a number of medical specialties, including urology, gynecology, arthroscopy, laparoscopy, thoracoscopy and plastic surgery. Cabot manufactures and markets medical devices and systems principally for use in general surgical and gynecological diagnostic procedures and surgery as well as ureteral stents and urological diagnostic equipment and related products for use in urological procedures.

                 The consideration provided by the Registrant in connection with the Merger consisted of shares of its Common Stock, cash in lieu of fractional shares (provided from Registrant's internal cash reserves), the assumption of stock options and an agreement that outstanding convertible notes of Cabot would become convertible into the Registrant's Common Stock. Specifically, each outstanding share of Cabot Common Stock (other than dissenters' shares) was converted into 0.415 shares of the Registrant's Common Stock (subject to payment of cash in lieu of any fractional shares). It is estimated that approximately 4,339,640 shares of the Registrant's Common Stock were issued to former holders of Cabot Common Stock. In addition, all outstanding options to purchase Cabot Common Stock were assumed by the Registrant. It is estimated that approximately 1,069,446 shares of the Registrant's Common Stock are issuable upon exercise of such options (the "Assumed Options"). Also, all outstanding 7.5% Convertible Subordinated Notes of Cabot (the "Cabot Convertible Notes") have become convertible into shares the Registrant's Common Stock. It is estimated that approximately 2,360,000 shares of the Registrant's Common Stock are issuable upon conversion of the Cabot Convertible Notes.

                 The Merger exchange ratio was determined pursuant to arms' length negotiation of the terms of the Merger and took into account various factors, including the relative earnings and prospects of the Registrant and Cabot, as well as synergies and cost savings anticipated to be realized from the combination of their operations.

ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND
                 EXHIBITS.

                 (a) Financial statements of businesses acquired. Incorporated by reference to Cabot's Annual Report on Form 10-K for the year ended October 29, 1994 and Cabot's Quarterly Report on Form 10-Q for the quarter ended April 29, 1995.





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                 (b)      Pro forma financial information.  Incorporated by
reference to pages 44-50 of the Prospectus in the Registrant's Registration Statement on Form S-4 (No. 33-61151).

                 (c)      Exhibits.

                          2.1 Agreement and Plan of Reorganization among the Registrant, Sub and Cabot (incorporated by reference to the Registrant's Registration Statement on Form S-4 (No. 33-61151)

                          20.1    Press release dated August 28, 1995.


                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

         Dated:  September 1, 1995

                                        CIRCON CORPORATION


                                        By:   /S/ RICHARD A. AUHLL
                                              ---------------------------
                                              Richard A. Auhll,
                                              Chief Executive Officer

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